As filed with the Securities and Exchange Commission on March 12, 2007
Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D. C. 20549

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FORM S-3 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION (Exact name of registrant as specified in its charter)

District of Columbia (State or other jurisdiction of incorporation or organization)

52-0891669 (I.R.S. Employer Identification No.)

2201 Cooperative Way Herndon, Virginia 20171-3025 (703) 709-6700 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

John Jay List, General Counsel
National Rural Utilities Cooperative Finance Corporation
2201 Cooperative Way
Herndon, Virginia 20171-3025
(703) 709-6700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stuart G. Stein, Esq. Hogan & Hartson LLP 555 Thirteenth Street, N.W. Washington, D.C. 20004-1109 (202) 637-8575

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Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [x] 333-109365

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box [ ]

If this Form is a post-effective amendment filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box [ ]

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed maximum
Title of each class of	Amount to be	maximum offering	aggregate	Amount of
securities to be registered	registered	price per unit	offering price	registration fee

Collateral trust bonds	$95,000,000	100% *	$95,000,000 *	$10,165 (1)

*	Estimated solely for the purpose of determining the amount of the registration fee.

(1)	Collateral trust bonds with a proposed maximum aggregate offering price of $2,000,000,000 were registered under Registration No. 333-109365, of which collateral trust bonds with a proposed maximum aggregate offering price of $475,000,000 remain unsold. A filing fee of $161,800 was previously paid with the earlier registration statement.

EXPLANATORY NOTE

This registration statement relates to the public offering of collateral trust bonds of National Rural Utilities Cooperative Finance Corporation contemplated by a Registration Statement on Form S-3, Registration No. 333-109365 (the "Prior Registration Statement") and is filed solely to increase the amount of collateral trust bonds to be offered in such offering. The contents of the Prior Registration Statement, including all exhibits thereto, are hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Fairfax, Commonwealth of Virginia, on the 12th day of March, 2007.

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION

/s/ Sheldon C. Petersen .
By: Sheldon C. Petersen
Governor and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this report has been signed below by the following persons in the capacities indicated on March 12, 2007.

Signature	Title

/s/ Sheldon C. Petersen
Sheldon C. Petersen	Governor and Chief Executive Officer

/s/ Steven L. Lilly
Steven L. Lilly	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Steven L. Slepian
Steven L. Slepian	Vice President and Controller (Principal Accounting Officer)

*
Cletus Carter	President and Director

*
Terryl Jacobs	Vice President and Director

*
Roger Arthur	Secretary-Treasurer and Director

*
Roger A. Ball	Director

Ronald Bergh	Director

*
Darlene H. Carpenter	Director

Harold Foley	Director

*
Steve J. Haaven	Director

Gary Harrison	Director

*
Craig A. Harting	Director

Jim C. Herron	Director

Martin A. Hillert, Jr.	Director

*
Tom Kirby	Director

William A. Kopacz	Director

Reuben B. McBride	Director

*
Gale Rettkowski	Director

*
Ronald P. Salyer	Director

Darryl Schriver	Director

J. David Wasson Jr.	Director

*
Charles Wayne Whitaker	Director

*
Bobby W. Williams	Director

Jack. F. Wolfe Jr.	Director

* By Power of Attorney.

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 5	Form of Opinion of Hogan & Hartson LLP, as to the legality of the bonds.
Exhibit 23.1	Consent of Deloitte & Touche LLP.
Exhibit 23.2	Consent of Hogan & Hartson LLP (included as part of Exhibit 5).
Exhibit 24	Powers of Attorney (incorporated by reference to the registrant's Registration Statement on Form S-3 (Registration No. 333-109365)).